Exhibit 99.1

Unigene Increases Support for Tarsa in Preparation for Oral Calcitonin NDA Submission
- Unigene invests $1.5M in Tarsa -
-Unigene to receive $1.04M to conduct stability testing on oral calcitonin-
-Unigene’s cash runway expected to extend into H2 2012-

April 13, 2011 –BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE) a leader in the design, delivery, manufacture and development of peptide-based therapeutics announced today that on April 8, 2011, along with the founding investors of Tarsa Therapeutics, the Company entered into an agreement to purchase $1.5 million in convertible promissory notes and warrants from Tarsa to help fund Tarsa’s business operations into the first half of 2012.  Unigene also announced that Tarsa has selected Unigene to conduct the stability testing for its oral calcitonin and has agreed to pay Unigene $1.04 million for these services.  The stability testing results will be included in Tarsa’s new drug application (NDA) to the Food and Drug Administration (FDA) that Tarsa expects to file before the end of 2011.  Unigene licensed development and commercialization rights to its oral calcitonin product to Tarsa in 2009.

Ashleigh Palmer, Unigene’s President and Chief Executive Officer stated, “Our strategic investment in Tarsa sends a clear signal of our confidence in its potential to be the first oral calcitonin to reach the market, bolstered by the positive Phase 3 top-line results from the ORACAL study announced last month. We believe Tarsa is committed to making significant advancements over the course of the year with its partnering discussions and commercialization strategy.  Tarsa’s success in advancing its oral calcitonin through regulatory approval has the potential to represent a major game-changing event for Unigene, and we believe maintaining a 20% ownership on a fully diluted basis in Tarsa will maximize the value of this asset to our shareholders.”

On March 24, 2011 Unigene announced that statistically significant top-line results from Tarsa’s Phase 3 ORACAL study of oral calcitonin for postmenopausal osteoporosis validate its proprietary oral peptide drug delivery technology.  The ORACAL study achieved its primary endpoint that was agreed with the FDA through a formalized Special Protocol Assessment (SPA) process.  Tarsa also plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in the first half of 2012.

Unigene announced that following the $1.5M investment in Tarsa and upon receipt of the service fees to conduct the stability testing of the oral calcitonin product, its cash runway is expected to extend into the second half of 2012.

About the Phase 3 ORACAL Study
The ORACAL study is a Phase 3 multinational, randomized, double-blind, double-dummy placebo-controlled trial of oral recombinant salmon calcitonin compared to commercially available synthetic salmon calcitonin administered by nasal spray.  The ORACAL study’s primary endpoint was the percent change in lumbar spine bone mineral density (BMD) after one year of treatment.  The results of the study demonstrated that oral salmon calcitonin was significantly superior to placebo and non-inferior to nasal salmon calcitonin spray in increasing BMD at the lumbar spine after one year of treatment.  The trial enrolled 565 postmenopausal women with established osteoporosis in six countries.  The trial also assessed the tolerability of oral calcitonin, which was similar to that of calcitonin administered by nasal spray and to placebo. Tarsa expects that the full data from the study will be presented in a prestigious, peer-reviewed forum in the second half of 2011.

Calcitonin is approved for the treatment of postmenopausal osteoporosis, but its use has been limited by the fact that it is currently available only in intranasal and injectable forms.  The efficacy of this oral calcitonin tablet formulation in delivering the desired blood levels of calcitonin and reducing levels of biomarkers of bone resorption has been demonstrated by Unigene in prior clinical studies.

About Unigene’s Investment in Tarsa Therapeutics
On April 8, 2011 Unigene purchased from Tarsa (i) a convertible promissory note in the original principal amount of $1,517,999.95 and (ii) a warrant to purchase up to an aggregate of 157,349 shares of Tarsa’s Series A Convertible Participating Preferred Stock.  The Note accrues interest at a rate equal to 8% per annum and matures on March 31, 2012, subject to earlier conversion or acceleration. The Warrant is exercisable immediately and for a period of eight years at an exercise price of $1.00 per share, which is subject to adjustment as set forth in the Warrant.

In 2009, Unigene licensed its proprietary late-stage oral calcitonin program to Tarsa Therapeutics, a venture-financed company founded to conduct Phase 3 clinical testing and oversee commercialization arrangements for the oral calcitonin product.   Tarsa owns exclusive development and worldwide commercialization rights to Unigene’s oral calcitonin product, with the exception of China.  Unigene currently owns a 20% stake in Tarsa on a fully diluted basis, subject to the potential for further dilution, and is eligible to receive sales-related milestone payments and royalties on worldwide sales.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Unigene licensed its oral calcitonin program to Tarsa Therapeutics and expects an NDA filing with the FDA before year end.  The Company has a worldwide licensing agreement with GlaxoSmithKline for its parathyroid hormone product candidate currently in Phase 2.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor/Media Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Corporate Communications
Email:  jthomas@unigene.com
Direct:  973-265-1107